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Exhibit 10.16

MASTER LEASE AGREEMENT

    THIS LEASE, dated as of October 19, 1995, by and between U.S. Bancorp Leasing & Financial, hereafter referred to as "Lessor," and R-B Rubber Products, Inc., hereafter referred to as "Lessee,"

LESSOR AND LESSEE COVENANT AND AGREE AS FOLLOWS:

    1.  PROPERTY LEASED. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the personal property ("Property") together with any replacements, additions, repairs, now or hereafter incorporated therein as described in any Lease Agreement Schedule(s) ("Schedule") now or hereafter executed by the parties hereto.

    2.  TERM. This Lease shall become effective on the execution hereof by Lessor. The Term of this Lease shall consist of an "Interim Term" and a "Base Term." The Interim Term shall begin on the date that Lessee executes a Delivery and Acceptance Certificate in connection with any item of Property or provides to Lessor written approval for payment for such item of Property. The Interim Term shall continue until the Rental Commencement Date set forth in each Schedule. The Base Term shall begin on the Rental Commencement Date and shall continue for the period specified in each Schedule. During the Interim Term, if any, Lessee shall pay rental ("Interim Rental") in the amount set forth in each Schedule plus applicable tax thereon.

    3.  RENT, PAYMENT AND TAXES. Rental payments are specified in each Schedule. All rents shall be payable by Lessee each month on or before the payment date shown in each Schedule at Lessor's address herein, or as otherwise directed by Lessor, without notice or demand and without abatement, set-off or deduction of any amount whatsoever. Lessee shall pay when due all taxes, fees, assessments, or other charges, however designated, now or hereafter levied or based upon the rentals, ownership, use, possession, leasing, operation, control, or maintenance of the Property, whether or not paid or payable by Lessor, excluding Lessor's income, franchise and business and occupation taxes, and shall supply Lessor with proof of payment satisfactory to Lessor at least seven (7) days before delinquency. At its option, Lessor may pay any tax, assessment, insurance premium, expense, repair, release, confiscation expense, lien, encumbrance, or other charge or fee payable hereunder by Lessee, and any amount so paid shall be repayable by Lessee on demand.

    For any payment due hereunder which is not paid within ten (10) days after the date such payment is due, Lessee agrees to pay a late charge calculated thereon at a rate of five percent (5.0%) of such overdue amount. The parties hereto agree that: a) the amount of such late charge represents a reasonable estimate of the cost that Lessor would incur in processing each delinquent payment by Lessee and that such late charge shall be paid as liquidated damages for each delinquent payment; and, b) the payment of late charges and the payment of Default Interest are distinct and separate from one another. Acceptance of any late charge or interest shall not constitute a waiver of default with respect to the overdue amount or prevent Lessor from exercising any other available rights and remedies. Payments received shall be applied first to delinquent amounts due, including late charges, then to current installments. If any such rental payment is made by check and such check is returned to Lessor for any reason, including without limitation, insufficient funds in Lessee's account, then Lessee shall be assessed a fee of $75.00 in addition to any other late charge or any other fee which may be applicable.

    If the Property is located in a jurisdiction which imposes any "Sales," "Use," or "Rental" tax, Lessor shall collect such tax from Lessee and remit such tax to the appropriate taxing authority or Lessee shall remit such tax directly to the appropriate taxing authority. Such requirement may only be waived if Lessee is exempt from such tax under applicable laws or regulations. Lessee is responsible for ensuring that such exemption is properly documented in accordance with such laws and regulations and that such documentation is provided to Lessor at the inception of this Schedule.

    If the Property is subject to Personal Property Taxes, both Lessee and Lessor are required to advise the proper taxing authorities of all leased property. Lessee agrees that it will report the Property as having an original cost as set forth on each Schedule and as Property leased from U.S. BANCORP LEASING & FINANCIAL. If Lessor receives an invoice from the taxing authorities for applicable Personal Property Taxes, Lessor shall pay any such taxes directly and Lessee agrees to reimburse Lessor for all such taxes paid by Lessor. If Lessee receives such invoice, Lessee agrees to promptly remit such tax directly to the taxing authority and maintain proof of payment. Upon termination of each Schedule, Lessor will, if applicable, estimate Personal Property Taxes on the Property based upon the most recent tax assessment of the property or on the tax rates and taxable value calculations as available from the appropriate taxing jurisdiction. In the event that the actual personal property tax bill is within $500 of such assessment, then Lessor shall not seek reimbursement from Lessee for any underpayment, and Lessor may retain any overpayment. If the difference between such estimate and the actual tax bill exceeds $500, Lessor shall refund or Lessee shall remit the entire difference.

    4.  LOSS OR DAMAGE. No loss or damage to the Property, or any part of it, shall impair any obligation of Lessee hereunder. Lessee assumes all risk of damage to or loss of the Property, however caused, while in transit and during the term hereof. If any Property is totally destroyed, Lessee's liability to pay rent for it may be discharged by paying Lessor the Stipulated Loss Value of the Property if such a Value is provided in the applicable Schedule or, the amount specified in Section 14(e) of this Lease, less the amount of any recovery received by Lessor from any insurance or other source.

    5.  OWNERSHIP, LOCATION, MAINTENANCE AND USE. Lessee transfers to Lessor all right, title and interest, including any and all ownership interest, which Lessee may have in or to the Property. Lessee represents and warrants that it has the legal right to make such transfer and that such transfer does not constitute a transfer of all or substantially all of the assets of Lessee, and that such transfer does not constitute all or a portion of a "bulk transfer" under the Uniform Commercial Code. It is agreed between the parties hereto that Lessor shall be the owner of, and hold title to, the Property for all purposes throughout each Schedule. At its own risk, Lessee shall use or permit the use of the Property solely at the location specified in the Schedule and, without Lessor's prior written consent, shall not loan, sublet, remove from such location, part with possession or otherwise dispose of the Property. Lessee shall at its sole expense maintain the Property in good repair, appearance and functional order, shall not use or permit the use of the Property in any unintended, injurious or unlawful manner, shall not permit use or operation of the Property by any one other than Lessee's qualified employees and shall not change or alter the Property without Lessor's written consent. Lessee shall not create, cause, or permit any kind of claim, levy, lien or legal process on the Property, and shall forthwith satisfy, remove and procure the release thereof. The Property is and always shall remain personal property. Lessee shall not cause or permit the Property to be used or located in such a manner that it might be deemed a fixture. Lessee shall secure from each person not a party hereto who might secure an interest, lien or other claim in the Property, a waiver thereof. Lessee shall affix and maintain, at its expense, in a prominent and visible location, all ownership notices supplied by Lessor. Lessee shall permit Lessor to mark the Property in a manner sufficient to identify the Property as Lessor's Property.

    6.  LEASE. This is a non-cancelable contract of lease only and nothing herein or in any other document executed in conjunction herewith shall be construed as conveying or granting to Lessee any option to acquire any right, title or interest, legal or equitable, in or to the Property, other than use, possession and quiet enjoyment of the Property, subject to and upon full compliance with the provisions hereof. Lessee and Lessor agree that this Lease is a "Finance Lease" as defined by the Uniform Commercial Code Article 2A, the Uniform Personal Property Leasing Act. No filing made under the Uniform Commercial Code (the "UCC") or similar law in any jurisdiction shall be a factor in any determination as to whether this Lease is a "lease intended as security." Notwithstanding the foregoing, in the event that a court of competent jurisdiction shall determine that this Lease is a "lease intended as security," then Lessee hereby grants to Lessor a security interest in and to the Property as security for all Lessee's obligations to Lessor of every kind and nature.

    Lessee hereby acknowledges that all of the leased Property was selected by Lessee from Supplier(s) chosen by Lessee. Lessee is familiar with all Supply Contract rights provided by the Supplier(s) and is aware that the Supplier(s) may be contacted for a full description of any rights Lessee may have under any Supply Contract. Providing Lessee is not in Default under this Lease, Lessor hereby assigns to Lessee without recourse, all rights arising under any warranties applicable to the Property provided by the manufacturer or any other person. All proceeds of any warranty claim from the manufacturer or any other person shall first be used to repair the affected Property.

    Lessee shall cooperate with Lessor in executing UCC financing statements or other documentation as Lessor may deem necessary to protect Lessor's title to and interest in the Property. Lessee hereby authorizes and appoints Lessor as its attorney-in-fact to complete and conform the description of the Property (including serial numbers) in any such financing statements or other documentation. Lessee will also promptly execute and deliver to Lessor such further documents and take further action as Lessor may request to more effectively carry out the intent and purpose of this Lease.

    7.  GENERAL INDEMNIFICATION AND INSURANCE. Lessee assumes liability for, and agrees to defend, indemnify and hold Lessor harmless from any claim, liability, loss, cost, expense, or damage of every nature (including, without limitation, fines, forfeitures, penalties, settlements, and attorneys' fees) by or to any person whomsoever, regardless of the basis, including wrongful, negligent or improper act or misuse by Lessor, which directly or indirectly results from or pertains to the leasing, manufacture, delivery, ownership, use, possession, selection, performance, operation, inspection, condition (including without limitation, latent or other defects, and whether or not discoverable), improvements, removal, return or storage of the Property.

    Upon request of Lessor, Lessee shall assume the defense of all demands, claims, or actions, suits and all proceedings against Lessor for which indemnity is provided and shall allow Lessor to participate in the defense thereof. Lessor shall be subrogated to all rights of Lessee for any matter which Lessor has assumed obligation hereunder, and may settle any such demand, claim, or action without Lessee's prior consent, and without prejudice to Lessor's right to indemnification hereunder.

    At its expense, Lessee shall maintain in force, at all times from shipment of the Property to Lessee until surrender thereof, property damage insurance and liability insurance with such deductibles and from such insurance carriers as shall be satisfactory to Lessor. The Property must be insured against all risks which are customarily insured against on the type of property leased hereunder. The amount of Lessee's liability insurance shall under no circumstances be less than $500,000.00. Such insurance policies must name Lessor as an additional insured and loss payee, and provide for ten (10) days advance written notice to Lessor of modification or cancellation. Lessee shall forthwith and annually deliver to Lessor satisfactory evidence of the insurance coverage in the form of a certificate of insurance. In the event Lessee fails to provide satisfactory evidence of coverage Lessor may, at Lessor's option, in addition to any other rights available to Lessor, obtain coverage, and any sum paid therefor Lessor (including any charges assessed by Lessor for such service) shall be immediately due and payable to Lessor by Lessee.

    8.  INCOME TAX INDEMNITY. Lessee hereby represents, warrants, and covenants to Lessor as follows:

    (a) This Lease will be a lease for Federal and Oregon state income tax purposes; Lessor will be treated as the purchaser, owner, lessor, and original user of the Property and Lessee will be treated as the lessee of the Property for such purposes.

    (b) Lessor shall be entitled to depreciation deductions with respect to each item of Property as provided by Section 167(a) of the Internal Revenue Code of 1986, as amended (the "Code"), determined under Section 168 of the Code by using the applicable depreciation method, the applicable recovery period, and the applicable convention, all as specified on the applicable Schedule for the Property, and Lessor shall also be entitled to corresponding Oregon depreciation deductions.

    (c) For purposes of determining depreciation deductions, the Property shall have an income tax basis equal to Lessor's cost for the Property specified on the applicable Schedule, plus such expenses of the transaction incurred by Lessor as may be included in basis under Section 1012 of the Code.

    (d) The maximum federal and Oregon income tax rates applicable to Lessor in effect on the date of execution and delivery of a Schedule with respect to an item or items of Property will not change during the lease term applicable to such Property.

    If for any reason whatsoever any of the representations, warranties, or covenants of Lessee contained in this Lease or in any other agreement relating to the Property shall prove to be incorrect and (i) Lessor shall determine that it is not entitled to claim all or any portion of the depreciation deductions in the amounts and in the taxable years determined as specified in (b) and (c), above, or (ii) such depreciation deductions are disallowed, adjusted, recomputed, reduced, or recaptured, in whole or in part, by the Internal Revenue Service or Oregon Department of Revenue (such determination, disallowance, adjustment, recomputation, reduction, or recapture being herein called a "Loss"), then Lessee shall pay to Lessor as an indemnity and as additional rent such amount as shall, in the reasonable opinion of Lessor, cause Lessor's after-tax economic yield (the "Net Economic Return") to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. The amount payable to Lessor pursuant to this section shall be payable on the next succeeding rental payment date after written demand therefor from Lessor, accompanied by a written statement describing in reasonable detail such Loss and the computation of the amount so payable.

    Further, in the event (i) there shall be any change, amendment, addition, or modification of any provision of Oregon law or of the Code or regulations thereunder or interpretation thereof with respect to the matters set forth in this section 9 effective prior to the commencement date of the term of this Lease with respect to any Property or (ii) if at any time there shall be any change, amendment, addition, or modification of any provision of Oregon law or of the Code or regulations thereunder or interpretation thereof with respect to the maximum applicable federal and state income tax rates as set forth in (d), above, which results in a decrease in Lessor's Net Economic Return, then Lessor shall recalculate and submit to Lessee the modified rental rate required to provide Lessor with the same Net Economic Return as it would have realized absent such change and the lease shall thereupon automatically be deemed to be amended to adopt such rental rate and values.

    9.  INSPECTION AND REPORTS. Lessor shall have the right, at any reasonable time, to enter on Lessee's premises or elsewhere and inspect the Property or observe its use. Upon Lessor's request, but in no event later than thirty (30) days after such request, Lessee will deliver all information requested by Lessor which Lessor deems necessary to determine Lessee's current financial condition or faithful performance of the terms hereof. Lessee shall give Lessor immediate notice and copy of all tax notices, reports, or inquiries, and of all seizure, attachment, or judicial process affecting or relating to the use, maintenance, operation, possession , or ownership of the Property.

    10. LESSEE'S REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants to Lessor that as of the date of this Lease and of each Schedule:

    (a) Lessee has adequate power and capacity to enter into this Lease, any Schedule, and any other documents required to be delivered in connection with this Lease (collectively, the "Documents"); the Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms; there are no proceedings presently pending or threatened against Lessee which will impair its ability to perform under the Lease; and all information supplied to Lessor is accurate and complete.

    (b) Lessee's entering into the Lease and leasing the Property does not and will not; (i) violate any judgment, order, or law applicable to the Lease, Lessee or Lessee's certificate of incorporation or by-laws (if Lessee is a corporation) or Lessee's partnership agreement (if Lessee is a partnership); or (ii) result in the creation of any lien, security interest or other encumbrance upon the Property.

    (c) All information and representations furnished by Lessee to Lessor concerning the Property are accurate and correct.

    (d) All financial data of Lessee or of any consolidated group of companies of which Lessee is a member ("Lessee Group"), delivered to Lessor have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods and fairly present the financial position and results from operations of Lessee, or of the Lessee Group, as of the stated date and period(s). Since the date of the most recently delivered financial data, there has been no material adverse change in the financial or operating condition of Lessee or of the Lessee Group.

    (e) If Lessee is a corporation or partnership, it is and will be validly existing and in good standing under laws of the state of its incorporation or organization; the persons signing the Documents are acting with the full authority of its board of directors or partners (if Lessee is a partnership) and hold the offices indicated below their signatures, which are genuine.

    11. ASSIGNMENT. LESSEE SHALL NOT ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE OF ALL OR ANY PART OF THE LEASED PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.

    LESSEE AGREES THAT LESSOR MAY ASSIGN OR TRANSFER THIS LEASE OR LESSOR'S INTEREST IN THE LEASED PROPERTY WITHOUT NOTICE TO LESSEE. Any assignee of Lessor shall have all of the rights, but none of the obligations, of Lessor under this Lease and Lessee agrees that it will not assert against any assignee of Lessor any defense, counter claim or offset that Lessee may have against Lessor. Lessee acknowledges that any assignment or transfer by Lessor will not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee. Lessee shall cooperate with Lessor in executing any documentation reasonably required by Lessor or any assignee of Lessor to effectuate any such assignment.

    This Lease, and Lessee's rights and interest hereunder, and to the Property, shall be subject, subordinate and junior to the lien of any security agreement created by Lessor, and to the rights of the holder thereof, whether executed heretofore or hereafter.

    12. SURRENDER. On the expiration or termination of the term specified in each Schedule, Lessee shall, at its risk and expense, assemble, prepare for delivery, and deliver the applicable Property to any location specified by Lessor within the continental United States. The Property shall be delivered unencumbered and free of any liens, charges, or other obligations (including delivery expense and sales or use taxes, if any, arising from such delivery) and shall be in working order, in the same condition, appearance, and functional order as when first leased hereunder, reasonable wear excepted, and in the condition specified or described in the applicable Schedule. At Lessor's request, Lessee shall at Lessee's expense provide Lessor with a written certification by an independent engineer or other recognized expert acceptable to Lessor to the effect that the Property is in the condition required hereunder. In lieu of delivery, Lessor may, at its option, direct Lessee to dispose of all or a portion of the Property in a proper and lawful manner at a recognized disposal site at Lessee's sole cost and responsibility.

    13. DEFAULT. Time is of the essence under this Lease, and Lessee shall be in default in event of any of the following ("Event of Default" herein): (a) any failure to pay when due the full amount of any payment required hereunder, including, without limitation, rent, taxes, liens, insurance, indemnification, repair or other charge; or (b) any misstatement or false statement in connection with, or non-performance of any of Lessee's obligations, agreements, or affirmations under or emanating from, this Lease; or (c) upon Lessee's death, dissolution, termination of existence; or (d) if, within Sixty (60) days after Lessee's insolvency, becoming the subject of a petition in bankruptcy, either voluntary or involuntary, or in any other proceeding under federal bankruptcy laws; making an assignment for benefit of creditors; or being named in, or the Property being subjected to a suit for the appointment of a receiver such action or proceeding is not dismissed; or (f) any failure to pay, as and when due, any obligation of Lessee, whether or not to Lessor, arising independently of this Lease; or (g) if the Property should be removed, sold, transferred, sublet, encumbered, seized or levied upon, or (h) bankruptcy, insolvency, termination, or default of any guarantor for Lessee. No express or implied waiver by Lessor of any default shall constitute a waiver of any other default by Lessee or a waiver of Lessor's rights.

    14. REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter, Lessor shall have all remedies provided by law; and, without limiting the generality of the foregoing and without terminating this Lease, Lessor, at its sole option, shall have the right at any time to exercise concurrently, or separately, any one or all of the following remedies:

    (a) Request Lessee to assemble the Property and make it available to Lessor at a reasonable place designated by Lessor and put Lessor in possession thereof on demand;

    (b) Immediately and without legal proceedings or notice to Lessee, enter the premises, take possession of, remove and retain the Property or render it unusable (any such taking shall not terminate this Lease);

    (c) Without notice to Lessee declare the entire amount of rent and other sums payable hereunder immediately due and payable; however, in no event shall Lessor be entitled to recover any amount in excess of the maximum permitted by applicable law;

    (d) Without notice to Lessee terminate the leasing of any or all items of Property. Such termination shall occur only upon notice by Lessor and only as to such items of Property as Lessor specifically elects to terminate. This Lease shall continue in full force and effect as to the any remaining items;

    (e) Recover the sum of: (i) any accrued and unpaid rent as of the date of entry of judgment in favor of Lessor; plus (ii) the present value of all future rentals reserved in the Lease and contracted to be paid over the unexpired term of the Lease, discounted at the rate of six percent (6%); plus, (iii) the anticipated residual value of the Property as of the expiration of this Lease or any renewal thereof; (iv) any indemnity payment, if then determinable; (v) all commercially reasonable costs and expenses incurred by Lessor in any repossession, recovery, storage, repair, sale, re-lease or other disposition of the Property, including reasonable attorneys' fees and costs incurred in connection therewith or otherwise resulting from Lessee's default; and, (vi) the value of all tax benefits lost to Lessor as a result of Lessee's default or the enforcement by Lessor of any remedy; plus interest on each of the foregoing at a rate of fifteen percent (15.0%) per annum; and,

    (f)  Lessor may, but is not required to, re-lease or sell any or all of the Property at a public or private sale on such terms and notice as Lessor shall deem reasonable. The proceeds of any sale or lease will be applied in the following order of priorities: (i) to pay all of Lessor's expenses in taking, removing, holding, repairing and disposing of Property; the (ii) to pay any late charges and interest accrued at the Overdue Rate; then (iii) to pay accrued but unpaid rent together with the anticipated residual value, future rent, interest and all other due but unpaid sums (including any indemnification and sums due under other Leases or agreements in default). any remaining proceeds will reimburse Lessee for payments which it made to reduce the amounts owed to Lessor in the preceding sentence. Lessor will keep any excess. If the proceeds of any sale or lease are not enough to pay the amounts owed to Lessor under this Section, Lessee will pay the deficiency.

    No remedy referred to in this paragraph is intended to be exclusive, but shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

    15. LESSEE'S WAIVER. To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies now or hereafter conferred by statute or otherwise including but not limited to Lessee's rights to: (i) cancel or repudiate this Lease; (ii) reject or revoke acceptance of the Property; (iii) recover damages from Lessor for any breaches of warranty or for any other reason; (iv) claim, grant or permit a security interest in the Property in Lessee's possession or control for any reason; (v) deduct all or part of any claimed damages resulting from Lessor's default, if any, under this Lease; (vi) accept any partial delivery of the property; (vii) "cover" by making any purchase or lease of or contract to purchase or lease of or contract to purchase or lease property in substitution for the Property; (viii) commence legal action for specific performance, replevin, sequestration, claim and delivery or the like for the Property; (ix) require Lessor to sell, lease or otherwise use any Property in mitigation of Lessor's damages.

    16. NOTICES, PAYMENTS AND GOVERNING LAW. All notices and payments shall be mailed or delivered to the respective parties at the below address, or such other address as a party may provide in writing from time to time. This Lease shall be considered to have been made in the State of Oregon and shall be interpreted, and the rights and liabilities of the parties determined, in accordance with applicable Federal Law and the Laws of the State of Oregon. In the event of suit enforcing this Lease, Lessee agrees that venue may, at Lessor's option, be laid in the county of Lessor's address below. LESSOR AND LESSEE EACH WAIVE ALL RIGHTS TO TRIALS BY JURY IN ANY LITIGATION ARISING FROM OR RELATED TO THIS LEASE.

    17. SEVERABILITY. If any of the provisions of this Lease are contrary to, prohibited by, or held invalid under applicable laws, regulations or public policy of any jurisdiction in which it is sought to be enforced, then that provision shall be considered inapplicable and omitted but shall not invalidate the remaining provisions. In no event shall this Lease be enforced in any way which permits Lessor to collect interest in excess of maximum lawful rate. Should interest collected exceed such rate, Lessor shall refund such excess interest to Lessee. In such event, Lessee agrees that Lessor shall not be subject to any penalties provided by law for contracting for or collecting interest in excess of the maximum lawful rate.

    18. SURVIVAL. All of Lessor's rights, privileges and indemnities contained herein shall survive the expiration or other termination of the Lease and any Schedules and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

    19. LESSOR'S DISCLAIMERS. Lessor has obtained the Property herein leased based on specifications furnished by the Lessee. Lessor does not deal in property of this kind or otherwise hold itself or its agents out as having knowledge or skill peculiar to the Property involved in the transaction. Lessee acknowledges that it has relied on its own skill and experience in selecting property suitable to the Lessee's particular needs or purposes and has neither relied upon the skill or judgment of Lessor nor believes that Lessor or its agents possess any special skill or judgment in the selection of Property for Lessee's particular purposes. Further, Lessee has not notified Lessor of Lessee's particular needs in using the Property.

    Lessee understands and agrees that neither the Supplier(s) nor any salesman or any agent of the Supplier(s) is an agent of Lessor. No salesman or agent of supplier is authorized to waive or alter any term or condition of this Lease, and no representation as to the Property or any other matter by the Supplier shall in any way affect Lessee's duty to pay the rent and perform its obligations as set forth in this Lease. Lessor shall not be liable to Lessee for any incidental, consequential, or indirect damages or for any act, neglect, omission, breach or default by any third party.

    LESSOR ASSUMES NO RESPONSIBILITY FOR AND MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONDITION, QUALITY, WORKMANSHIP, OR THE SUITABILITY, ADEQUACY, OPERATION, USE OR PERFORMANCE OF THE PROPERTY OR AS TO ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. ANY DELAY IN DELIVERY SHALL NOT AFFECT THE VALIDITY OF THIS LEASE.

    LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY REPRESENTATION, CLAIM, BREACH OF WARRANTY, EXPENSE OR LOSS DIRECTLY OR INDIRECTLY CAUSED BY ANY PERSON, INCLUDING LESSOR, OR IN ANY WAY RELATED TO THE PROPERTY.

    20. ENTIRE AGREEMENT, WAIVERS, SUCCESSORS. This Lease and all Schedules expressly referring hereto contain the entire agreement of the parties and shall not be qualified or supplemented by course of dealing. No waiver or modification by Lessor of any of the terms or conditions hereof shall be effective unless in writing signed by an officer of Lessor. No waiver or indulgence by Lessor of any deviation by Lessee of any required performance shall be a waiver of Lessor's right to subsequent or other full and timely performance. The Lease shall be binding on the parties hereto and their respective successors and assigns and shall inure to the benefit of such successors and assigns. Paragraph headings shall not be considered a part of this Lease.

    21. NOTICE. Under Oregon law, most agreement, promises and commitments made by Lessee after October 3, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the Lessee's residence must be in writing, express consideration and be signed by Lessee to be enforceable.

BY INITIALING AND DATING THIS SECTION, LESSEE ACKNOWLEDGES THAT LESSEE HAS READ THE ABOVE PARAGRAPHS UNDER SECTION 19, LESSOR'S DISCLAIMERS, AND SECTION 20, ENTIRE AGREEMENT, AND FULLY UNDERSTANDS THEIR CONTENT.

INITIALED:

    IN WITNESS WHEREOF, Lessor and Lessee have each caused this Master Lease Agreement to be duly executed as of the day and year first above written.

                    R-B Rubber Products, Inc. (LESSEE)

                    By: /s/ Ronald L. Bogh

                    Ronald L. Bogh
                    President

                    U.S. BANCORP LEASING & FINANCIAL (LESSOR)

                    By:

                    An Authorized Officer Thereof

Address for All Notices:
U. S. Bancorp Leasing & Financial
825 N. E. Multnomah, Suite 800
Portland, Oregon 97232

Machine Tool Finance Group	General Equipment Group
(800) 225-8029 (503) 797-0222	(800) 253-3468 (503) 797-0200

[C O P Y]

    IN WITNESS WHEREOF, Lessor and Lessee have each caused this Master Lease Agreement to be duly executed as of the day and year first above written.

                    R-B Rubber Products, Inc. (LESSEE)

                    By: /s/ Ronald L. Bogh

                    Ronald L. Bogh
                    President

                    U.S. BANCORP LEASING & FINANCIAL (LESSOR)

                    By:

                    An Authorized Officer Thereof

Address for All Notices:
U. S. Bancorp Leasing & Financial
825 N. E. Multnomah, Suite 800
Portland, Oregon 97232

Machine Tool Finance Group	General Equipment Group
(800) 225-8029 (503) 797-0222	(800) 253-3468 (503) 797-0200

CORPORATE RESOLUTIONS (LEASE/LOAN)

I HEREBY CERTIFY to and for the benefit of U.S. BANCORP LEASING & FINANCIAL ("USBLF") that: a) I am the duly elected qualified and currently serving          Secretary of R-B RUBBER PRODUCTS, INC., a corporation organized under the laws of the State of Oregon (the "Corporation"); b) I am authorized to execute this Certificate; c) the following is a true and correct copy of certain Resolutions duly adopted by a unanimous vote at a legally called meeting of the Board of Directors of the Corporation at which a quorum was present; d) I have placed a copy of such Resolutions in the official records of the Corporation; e) such Resolutions have not been rescinded, amended or otherwise altered or affected or repealed; f) such Resolutions are now in full force and effect; and, g) there is no provision of the corporate charter and/or Certificate of Incorporation or the By-laws of the Corporation limiting the power of the Board of Directors to adopt such Resolutions and that such Resolutions are in full conformity therewith.

RESOLVED:

That the Corporation from time to time lease personal property from USBLF and/or borrow money or obtain credit from time to time from USBLF, and that the entire amount of borrowing or credit under this resolution at any one time, whether direct or indirect, absolute or contingent, shall be unlimited.

RESOLVED:

That any one of the following persons:

President

is hereby authorized to borrow money and obtain credit and other financial accommodations (including the leasing of personal property) for the Corporation on such terms as may seem to them advisable; and to execute and deliver on behalf of the Corporation, and affix the seal of the Corporation to, any and all documentation required in connection therewith in such form and containing such terms and conditions as the officer(s) executing such documents shall approve as being advisable and proper and in the best interests of the Corporation; and that the execution thereof by such officer(s) shall be conclusive evidence of such approval; and, as security for the Corporation's obligations to USBLF, to pledge, assign, transfer, mortgage, grant a security interest in, hypothecate, or otherwise encumber any and all property of the Corporation whether tangible or intangible property of the Corporation with full authority to endorse or guarantee the same in the name of the Corporation; and to execute and deliver all instruments of assignment and transfer and to affix the corporate seal; and to discount any bills receivable or other negotiable paper held by the Corporation with full authority to endorse the same in the name of the Corporation;

RESOLVED:

That the officers of the Corporation are hereby further authorized to take any and all such other actions as may be necessary to carry out the intent and purposes of the foregoing Resolutions, and that any and all actions taken by such officers to carry out such intent and purposes prior to the adoption of these Resolutions are hereby ratified and confirmed by, and adopted as the action of, the Board of Directors of the Corporation;

RESOLVED:

That this resolution shall constitute a continuing authority to the designated person or persons to act on behalf of the Corporation, and the powers and authority granted herein shall continue until revoked by the Corporation, and formal written notice of such revocation shall have been given to USBLF. This resolution does not supersede similar prior resolutions given to USBLF or any entity related to or affiliated therewith.

ADDRESS FOR ALL NOTICES:
825 N.E. Multnomah, Suite 800
Portland, OR 97232

2

RESOLVED:

That the          Secretary of the Corporation is hereby authorized to certify to the USBLF the foregoing Resolutions, and that the provisions thereof are in conformity with the corporate charter and/or Certificate of Incorporation and the By-laws of the Corporation.

I HEREBY FURTHER CERTIFY that pursuant to the corporate charter and/or Certificate of Incorporation and the By-laws of the Corporation, and any other appropriate documents of the Corporation as may be necessary, the following named person(s) have been properly designated and appointed to the office(s) indicated below, that such person(s) continue to hold such office(s) at this time and that the signature(s) of such person(s) shown below are genuine.

OFFICE	NAME	SIGNATURE

President	Ronald L. Bogh	/s/ Ronald L. Bogh
Secretary	Paul Gilson	/s/ Paul Gilson

I HEREBY FURTHER CERTIFY that, pursuant to the corporate charter and/or Certificate of Incorporation and the By-laws of the Corporation, and any other appropriate documents of the Corporation as may be neccessary, I have the power and authoritym to execute this Certificate on behalf of the Corporation, and that I have so executed this Certificate on the 23rd day of October, 1995.

By: /s/ Paul Gilson Paul Gilson Secretary

*If Secretary is authorized to sign alone, this resolution must also be certified by a Director.

I, Douglas Nelson, a Director of the Corporation, hereby certify as follows:

1. That I am duly qualified and acting Director of the Corporation.

2. That Paul Gilson is the duly elected, qualified and acting            Secretary of the Corporation; and that such person has duly and with lawful corporate power and authority, executed and sealed the above Certificate on behalf of the Corporation; and that the statements contained in such Certificate are true and accurate in all respects.

By: /s/ Douglas Nelson Douglas Nelson Director

ADDRESS FOR ALL NOTICES:
825 N. E. Multnomah, Suite 800
Portland, OR 97232

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  Exhibit 10.16